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                            FIRST AMENDMENT TO LEASE

     This First Amendment to Lease ("Amendment"), dated for reference purposes only as June 8, 1995, is made and entered into by and between WHC-SIX REAL ESTATE LIMITED PARTNERSHIP (as successor-in-interest to The Prudential Company of America) ("Landlord"), and AUSPEX SYSTEMS, INC., a Delaware corporation ("Tenant").

                                    RECITALS

     A. Landlord's predecessor-in-interest and Tenant are parties to that certain Lease dated October 20, 1992 ("Lease"), pursuant to which Landlord leased to Tenant, and Tenant leased from Landlord, certain premises commonly known as 5200 Great America Parkway, Santa Clara, California ("Existing Premises"). Except as otherwise provided in this Amendment, all capitalized terms used herein shall have the same meanings and definitions as set forth in the Lease.

     B. Landlord and Tenant desire to amend the Lease on the terms and conditions set forth below.

     NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby agree to amend the Lease as follows:

     1. EXPANSION SPACE.

        1.1 DESCRIPTION. Commencing on the Expansion Space Commencement Date (as defined below), Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, certain additional space located in the Project, which additional space ("Expansion Space") consists of a net rentable area of approximately 24,650 square feet located on the second floor of Building B of the Project and is commonly known as Suite 200, 2903 Bunker Hill Lane, Santa Clara, California. Except as otherwise provided in this Amendment, commencing on the Expansion Space Commencement Date, (i) whenever the term "Premises" is used in the Lease, such term shall include the Expansion Space, (ii) whenever the term "Building" is used in the Lease, such term shall include that portion of Building B comprising the Expansion Space, and (iii) all terms and conditions of the Lease shall apply to the Expansion Space as if it were part of the original Premises demised to Tenant under the Lease.

        1.2 TERM.

            1.2.1 COTERMINOUS WITH EXISTING PREMISES. The Term of the Lease as it relates to the Expansion Space shall commence on the Expansion Space Commencement Date and, unless

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sooner terminated pursuant to the terms of the Lease, shall expire on the
Expiration Date of the Lease (i.e., March 31, 1998), subject to extension pursuant to Section 1.2.3(b) below. For purposes of this Amendment, "Expansion Space Commencement Date" shall mean the earliest of the following to occur: (i) the date that the applicable local government authority approves the Expansion Space Improvements (as defined below) as evidenced by a final signed-off building permit or certificate of occupancy for the Expansion Space; (ii) the date that Tenant occupies the Expansion Space (other than for purposes of constructing the Expansion Space Improvements); or (iii) August 1, 1995. When the Expansion Space Commencement Date is determined, the parties shall execute a Commencement Date Memorandum, in a form substantially similar to EXHIBIT "E" attached to the Lease, setting forth the Expansion Space Commencement Date.

             1.2.2 EARLY ENTRY BY TENANT. Tenant shall be permitted to enter the Expansion Space prior to the Expansion Space Commencement Date for the purpose of constructing the Expansion Space Improvements. Such entry shall be subject to all the terms and provisions of the Lease as if the Premises included the Expansion Space, except that the payment of Base Rent with respect to the Expansion Space pursuant to Section 1.3.1 below shall commence as of the Expansion Space Commencement Date.

             1.2.3 OPTIONS TO EXTEND.

                (a) EXISTING PREMISES. Landlord and Tenant acknowledge that, pursuant to Section 42 of the Lease, Tenant has a single option to extend the term of the Lease ("Existing Option to Extend"), on the terms and conditions set forth in said Section 42. Landlord and Tenant agree that the Existing Option to Extend shall apply only to the Existing Premises (and not to the Expansion Space), and that the term "Premises" as used in said Section 42 shall mean only the Existing Premises.

                (b) EXPANSION SPACE. Landlord hereby grants to Tenant a single option to extend the Term of the Lease with respect to the Expansion Space, for a period of three (3) years ("New Option to Extend"), for the period from April 1, 1998 to March 31, 2001. The New Option to Extend is granted to Tenant on the same terms and conditions set forth in Section 42 of the Lease, except that (i) Tenant's written notice of exercise must be given to Landlord not earlier than July 1, 1997 and not later than September 30, 1997, (ii) the monthly Base Rent payable by Tenant for the Expansion Space during said option period shall in no event be less than the monthly Base Rent payable by Tenant with respect to the Expansion Space during the final month of the initial Term, and (iii) for purposes of applying the terms and conditions of Section 42 of the Lease to the New Option to Extend, the term "Option" as used therein shall mean the New Option to

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Extend and the term "Premises" as used therein shall mean only the Expansion
Space.

        1.3 RENT.

            1.3.1 BASE RENT. Commencing as of the Expansion Space Commencement Date, Tenant shall pay, as monthly Base Rent for the Expansion Space, the sum of Thirty Thousand Six Hundred Eighty-nine Dollars and Twenty-five cents ($30,689.25) per month. Said monthly Base Rent shall be payable by Tenant in the same manner and at the same times as set forth in Section 4(a) of the Lease with respect to the monthly Base Rent payable by Tenant for the Existing Premises and shall be in addition to the monthly Base Rent payable by Tenant pursuant to
Section 4 of the Lease with respect to the Existing Premises. If the Expansion Space Commencement Date is not the first day of the month, the foregoing monthly Base Rent shall be prorated (based on a 30 day month) for such partial month. Concurrently with Tenant's execution of this Amendment, Tenant shall pay to Landlord the sum of Thirty Thousand Six Hundred Eighty-nine Dollars and Twenty-five Cents ($30,689.25), which sum shall be applied by Landlord against the Base Rent payable by Tenant for the Expansion Space for the first full calendar month during which such Base Rent is payable by Tenant hereunder.

             1.3.2 ADDITIONAL RENT.

                (a) INCREASE IN OPERATING AND PROJECT EXPENSES. Tenant shall pay, as additional rent relating to the Expansion Space, (i) Tenant's Percentage Share (Building) of the total dollar increase, if any, in the Operating Expenses paid or incurred by Landlord during each twelve (12) month period following the Base Year (as defined below) (each such twelve (12) month period being hereinafter referred to as a "Lease Year") over the Operating Expenses paid or incurred by Landlord during the period commencing on the Expansion Space Commencement Date and ending on the date that is twelve (12) months thereafter (which period is hereinafter referred to as the "Base Year"), and (ii) Tenant's Percentage Share (Project) of the total dollar increase, if any, in the Project Expenses paid or incurred by Landlord during each Lease Year over the Project Expenses paid or incurred by Landlord during the Base Year. For purposes of this Section 1.3.2(a), Tenant's Percentage Share (Building) shall be 50%, and Tenant's Percentage Share (Project) shall be 11%. Said additional rent shall be in addition to the additional rent payable by Tenant under Sections 5 and 6 of the Lease with respect to the Existing Premises and any other additional rent payable by Tenant under the Lease.

                (b) OPERATING AND PROJECT EXPENSES. For purposes of this
Section 1.3.2, (i) the term "Operating Expenses"

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shall have the same meaning as set forth in Section 5(b) of the Lease, except that, for purposes of applying such meaning to this Section 1.3.2, the term "Premises" as used in such Section 5(b) shall mean Building B, and (ii) the term "Project Expenses" shall have the same meaning as set forth in Section 6(b) of the Lease.

                (c) ESTIMATES IN INCREASES. The additional rent payable by Tenant under this Section 1.3.2 shall be paid on an estimated basis in the same manner and at the same times as provided in Sections 5(d) and 6(e) of the Lease with respect to the payment of Tenant's Percentage Share of Operating and Project Expenses, except that, for such purposes, (i) the words "During December of each calendar year during the Term," as used in the first sentence of such sections shall be deleted and replaced with "During the last month of the Base Year and each Lease Year during the Term,"; (ii) the term "calendar year" as used in such sections shall be deleted and replaced with "Lease Year";
(iii) the term "December" as used in the second sentence of such sections shall be deleted and replaced with "the last month of the Base Year or Lease Year, as applicable"; and (iv) the terms "Operating Expenses" and "Project Expenses" as used in such sections shall mean the increases in such expenses payable by Tenant pursuant to this Section 1.3.2.

                (d) ANNUAL ADJUSTMENT. Annual reconciliations between the estimated payments of the additional rent payable by Tenant under this Section
1.3.2 and the actual payments due shall be made in the same manner and subject to the same terms as provided in Sections 5(e) and 6(f) of the Lease with respect to Tenant's Percentage Share of Operating and Project Expenses, except that, for such purposes, (i) the term "calendar year" as used in such sections shall be deleted and replaced with "Lease Year"; and (ii) the terms "Operating Expenses" and "Project Expenses" as used in such sections shall mean the increases in such expenses payable by Tenant pursuant to this Section 1.3.2.

                (e) PRORATION FOR FINAL LEASE YEAR. If the Lease expires or terminates on a date other than on the last day of a Lease Year, the additional rent payable by Tenant under this Section 1.3.2 for such partial final Lease Year shall be equal to the product obtained by multiplying (i) the additional rent that would have otherwise been payable by Tenant under this Section 1.3.2 for such Lease Year had it consisted of a full twelve (12) month period, by
(ii) a fraction, the numerator of which is the number of days comprising such final partial Lease Year and the denominator of which is 360.

             1.3.3 "RENT". The term "Rent" as used in the Lease shall include, without limitation, the Base Rent and additional rent payable by Tenant under this Section 1.3.

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        1.4  CONDITION OF THE EXPANSION SPACE.

             1.4.1 "AS-IS" CONDITION. Landlord shall deliver the Expansion Space to Tenant, and Tenant shall accept the Expansion Space from Landlord, in its then-existing "as is" condition, and Landlord shall have no obligation to make any alterations, improvements or additions of any kind to the Expansion Space or Building B or to remove any alterations or improvements that may currently exist within the Expansion Space. Except as provided in this subsection (a) below, Landlord makes no representation or warranty, express or implied, with respect to the Expansion Space or Building B. Tenant acknowledges that it has made such legal and factual inquiries with respect to the condition of the Expansion Space and Building B and the suitability of the Expansion Space for the conduct of Tenant's business and has relied solely thereon in executing this Amendment. Landlord warrants that the following improvements and systems shall be in good operating condition as of the date that possession of the Expansion Space is delivered to Tenant: (i) existing landscaping, sidewalks, driveways and parking lots serving the Expansion Space, and (ii) elevators, mechanical, electrical, plumbing, roof and roof systems serving the Expansion Space. Tenant shall not be responsible for any costs associated with investigation, design, permitting and construction to insure the Expansion Space's restrooms and emergency exiting comply with the Americans with Disabilities Act and applicable building codes.

             1.4.2 IMPROVEMENTS BY TENANT. Landlord and Tenant acknowledge that Tenant desires to cause certain improvements to be made to the Expansion Space prior to its occupancy thereof ("Expansion Space Improvements"). Tenant shall be permitted to make such Expansion Space Improvements, subject to the following terms and conditions: (i) all costs and expenses relating to the design and construction of the Expansion Space Improvements shall be borne solely by Tenant without contribution of any kind by Landlord; (ii) Tenant shall cause the Expansion Space Improvements to be constructed in accordance with the plans and specifications approved by Landlord and in such manner as will minimize interference with the occupancy and quiet enjoyment of the Project by other tenants; (iii) the Expansion Space Improvements shall constitute an "alteration" for purposes of the Lease and shall be subject to the terms and conditions of subsections (a) and (b) of Section 10 of the Lease (other than the second sentence of such subsection (a), the subject matter of which is addressed by the approval condition set forth in subsection (iv) below), and (iv) not less than ten (10) days prior to the date that Tenant desires to commence the Expansion Space Improvements. Tenant shall provide Landlord with the items and documentation described in Section 5(b) of Exhibit "B" attached to the Lease (with the term "Tenant's Work" as used therein meaning the Expansion Space Improvements and


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the names and addresses described in subsection (ii) of such Section 5(b)
including the names and addresses of Tenant's architect and project manager), which items and documentation shall be subject to Landlord's written approval (which approval shall not be unreasonably withheld). The acquisition of all applicable governmental approvals, permits and certificates relating to the construction of the Expansion Space Improvements and the subsequent occupancy of the Expansion Space by Tenant shall be the sole responsibility of Tenant, at its sole cost and expense, and Landlord makes no representation or warranty of any kind with respect thereto. All Expansion Space Improvements shall immediately become Landlord's property, and the parties agree that Tenant shall not be required to remove any Expansion Space Improvements.

             1.4.3 SURRENDER. For purposes of applying Section 19 of the Lease to the surrender of the Expansion Space, the term "Commencement Date" as used therein shall mean the Expansion Space Commencement Date.

             1.5 MAINTENANCE AND REPAIR. Tenant shall have the same maintenance and repair obligations with respect to the Expansion Space as are imposed on Tenant under the Lease with respect to the Existing Premises, except that Landlord, and not Tenant, shall be responsible for the matters described in subsections (i) and (ii) of the second sentence of Section 11(a) of the Lease as such matters relate to Building B (and all costs and expenses incurred by Landlord in connection therewith shall be included as part of "Operating Expenses" for purposes of Section 1.3.2 above).

             1.6 UTILITIES AND SERVICES. Provided that there has been no Event of Default, Landlord agrees to furnish or cause to be furnished, to the Expansion Space the utilities and services described in the standards for Utilities and Services, set forth in Exhibit "F" attached to the Lease (other than the janitorial services described in Section 1(e) thereof), subject to the conditions and in accordance with the standards set forth therein. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or deduction of Rent by reason of, no eviction of Tenant shall result from and, further, Tenant shall not be relieved from the performance of any covenant or agreement in this Lease because, of Landlord's failure to furnish any of the foregoing when the failure is caused by accident, breakage, or repairs, strikes, lockouts or other labor disturbance or labor dispute of any character, governmental regulation, moratorium or other governmental action, inability despite the exercise of reasonable diligence to obtain electricity, water or fuel, or by any other cause beyond Landlord's reasonable control. Except for those costs, expenses and charges that Tenant is specifically responsible for the payment of pursuant to Exhibit "F" attached to the Lease (e.g., excess costs), all costs, expenses and charges

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incurred by Landlord in connection with furnishing the utilities and services described in such Exhibit "F" shall be included as part of "Operating Expenses" for purposes of Section 1.3.2 above.

             1.7 JANITORIAL SERVICES. Tenant shall obtain, and shall bear the cost of, all janitorial services required by Tenant in the Expansion Space.

             1.8 PARKING SPACES. For so long as Tenant leases the Expansion Space, Tenant shall be entitled to use eighty (80) parking spaces in connection therewith. Such use shall be on an unreserved and unassigned basis in common with other tenants and occupants of the Property, shall be on those portions of the Common Areas designated by Landlord and shall at all times be subject to and in accordance with all the terms and conditions of the Lease.

        2. BROKERS. Each party warrants and represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment other than Cornish & Carey Commercial Real Estate and Cooper Brady Commercial Real Estate (collectively, the "Brokers") (whose commission is to be paid by Landlord pursuant to the terms of a separate written agreement between Landlord and Brokers), and that it knows of no real estate broker or agent other than Brokers who is or might be entitled to a commission in connection with this Amendment. Each party shall indemnify and hold harmless the other from and against any and all liabilities or expenses arising out of claims made by any other broker or individual for commissions or fees related to the use or alleged use of the services of any broker or individual by the indemnifying party. The foregoing indemnity and hold harmless obligations shall survive the expiration or sooner termination of the Lease.

        3. FULL FORCE AND EFFECT. Except as otherwise modified by this Amendment, the Lease shall remain unmodified and in full force and effect. In the event of any conflict or inconsistency between the terms and conditions of the Lease and the terms and conditions of this Amendment, the terms and conditions of this





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Amendment shall prevail.

        IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the date first written above.


                                LANDLORD

                                WHC-SIX Real Estate Limited Partnership, a
                                Delaware Limited Partnership
                                By: JER WHC-SIX Services, Inc., a Virginia
                                corporation, its Managing General Partner


                                        By: /s/ Lawrence A. Corson
                                            -----------------------------------

                                        Name: Lawrence A. Corson
                                              ---------------------------------

                                        Title: Vice President
                                               --------------------------------



                                TENANT:

                                AUSPEX SYSTEMS, INC., a Delaware corporation


                                        By: /s/ Fred Nervo
                                            -----------------------------------

                                        Name: Fred Nervo
                                              ---------------------------------

                                        Title: VP & Gen. Counsel
                                               --------------------------------


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